                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  UNB CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             XXXXXX, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                                   UNB Corp.
                               United Bank Plaza
                            220 Market Avenue South
                               Canton, Ohio 44702

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 16, 1996

   The 1996 Annual Meeting of the Shareholders of UNB Corp. (the Corporation) will be held in the Banquet Room of the Hartville Kitchen, 1015 Edison Street Northwest, Hartville, Ohio, on Tuesday, April 16, 1996, at 12:30 p.m., for the following purposes:

   (1) To elect two directors, each to serve for a term of three years.

   (2) To amend the Articles of Incorporation to increase the number of no par value Common Shares that the Corporation is authorized to issue from 5,000,000 to 15,000,000 shares.

   (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only those Shareholders of record at the close of business February 15, 1996, shall be entitled to notice of and to vote at said meeting or any adjournment thereof.

   We urge you to sign and return the enclosed proxy card as promptly as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.


                                                     BY:/S/ROBERT M. SWEENEY
                                                        --------------------
                                                        ROBERT M. SWEENEY
                                                        Secretary
Canton, Ohio
February 23, 1996

                                   UNB Corp.
                               United Bank Plaza
                            220 Market Avenue South
                               Canton, Ohio 44702

                    VOTING AND PROXY SOLICITATION MATTERS

   This statement is furnished to Shareholders of UNB Corp. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held in the Banquet Room of the Hartville Kitchen, 1015 Edison Street Northwest, Hartville, Ohio, on Tuesday, April 16, 1996, at 12:30 p.m.
   This proxy statement and proxy are being mailed on or about February 23, 1996. The accompanying proxy is solicited by the Board of Directors. It is contemplated that solicitation of proxies will be by use of the mails only. However, in addition, solicitation may be made by telephone, telegraph, or facsimile by officers or by employees of UNB Corp., or by officers or by employees of the United National Bank & Trust Co. (the Bank). The cost of such solicitation will be borne by the Corporation. UNB Corp. may reimburse brokerage firms and nominees for reasonable expenses incurred by them, and approved by UNB Corp., in forwarding proxy materials to beneficial owners. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by giving written or oral notice to the secretary of the meeting.
   Shareholders of record at the close of business on February 15, 1996, are entitled to notice of and to vote at the meeting. Shareholders of record will be entitled to one vote for each share held by them on the record date for all matters which come before the meeting. Shareholders have no cumulative voting rights. The number of no par value shares outstanding as of January 31, 1996, including 73,387 shares acquirable within sixty days through the exercise of stock options, was 2,947,363.
   The Trust Department of the United National Bank & Trust Co. holds shares of UNB Corp. stock with voting authority in various fiduciary capacities. The total number of shares held by the Trust Department on January 31, 1996, was 535,263 shares representing 18.2% of the shares outstanding. The number of shares held by the Trust Department as sole trustee or executor, which will not be voted in the election of directors, was 32,524 shares (1.1% of the shares outstanding). Voting rights of the remaining 502,739 shares (17.1% of the shares outstanding) will be passed through to the various trust donors, beneficiaries, or others pursuant to terms of the Trust documents. All directors and officers as a group beneficially own 394,069 shares (13.4% of the shares outstanding). This includes 73,387 shares which are acquirable within sixty days through the exercise of stock options. No individual beneficially owns over 5% of the shares outstanding.




                             ELECTION OF DIRECTORS

   Under the Code of Regulations of UNB Corp., the Board of Directors is divided into three classes, designated as Class I, Class II, and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the Board of Directors. Currently, that number has been fixed at seven. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting. At the forthcoming Annual Meeting, the Shareholders will be asked to elect two directors of Class II. Those nominees receiving the greatest number of votes will be elected as directors. There is no minimum number of votes required to elect a director.
   The nominees for election at the forthcoming Annual Meeting are Messrs. E. Lang D'Atri and Robert L. Mang. The nominees are presently directors of the Corporation.
   The persons named in the enclosed form of proxy will vote the proxy in accordance with the choices specified. If no choices are specified, it is the intention of the persons named in the enclosed form of proxy to vote for the two nominees named above. Proxies cannot be voted for a greater number of persons than the number of nominees named.

                           INFORMATION AS TO NOMINEES

   The names of the nominees for the election as directors, together with specific information about the nominees, are as follows:

                                                                                UNB Corp.
                                                                                 Shares                    % of
                                                                                  Owned                  Board and
                                                                Year of     Beneficially(1)              Committee
                                      Principal Occupation      Initial      (January 31,    % of         Meetings
Name                          Age     (Past Five Years)         Election          1996)   Outstanding     Attended
------------------------------------------------------------------------------------------------------------------
CLASS II
(TERM EXPIRES IN 1999)
E. Lang D'Atri                57      Attorney at Law, Day,       1978           21,534         .73%          85%
                                      Ketterer, Raley, Wright
                                      & Rybolt
Robert L. Mang                63      Director, President,        1976           67,470 (2)    2.30%         97%
                                      and Chief Executive
                                      Officer of UNB Corp.
                                      Director, President,
                                      and Chief Executive
                                      Officer of the
                                      United National Bank &
                                      Trust Co.
                                      Director, President of
                                      United Credit Life
                                      Insurance Company

             INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE WILL
                     CONTINUE AFTER THE 1996 ANNUAL MEETING
   The names of the remaining directors, together with specific information about the directors, are as follows:

                                                                                UNB Corp.
                                                                                 Shares                     % of
                                                                                  Owned                   Board and
                                                                 Year of     Beneficially(1)              Committee
                                      Principal Occupation       Initial      (January 31,      % of       Meetings
Name                          Age     (Past Five Years)         Election          1996)      Outstanding   Attended
-------------------------------------------------------------------------------------------------------------------
CLASS III
(TERM EXPIRES IN 1997)
John D. Regula                69      Partner and Manager         1988         8,272             .28%         86%
                                      Regula Brothers
                                      Transportation
James P. Rodman               69      Chief Engineer              1964         5,312(3)          .18%         97%
                                      Rodman Research
CLASS I
(TERM EXPIRES IN 1998)
Edgar W. Jones, Jr.           53      President, Hal Jones        1979        35,944            1.20%         81%
                                      Construction Co.
James A. O'Donnell            66      Retired President           1969         2,894             .10%         69%
                                      of UNB Corp.
                                      Retired President
                                      of the United National
                                      Bank & Trust Co.
Donald W. Schneider           65      President, Schneider        1967       107,059            3.63%         82%
                                      Lumber Company

(1) Included in the shares set forth in the tables above are shares owned by the nominee or director, his wife, minor children, and certain other family members, and shares over which the nominee or director has full, or shares, voting control and power of disposition. Percentages of outstanding shares are calculated using 2,873,976 shares outstanding plus 73,387 shares acquirable within sixty days through the exercise of stock options.
(2) Includes 34,704 shares which Mr. Mang has the right to acquire within sixty days through the exercise of stock options.
(3) Includes 1,876 shares owned by Mr. Rodman's wife for which he disclaims economic interest.

              PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

   The Board of Directors of the Corporation believes that it would be in the best interest of the Corporation and its Shareholders that the Articles of Incorporation be amended to increase the number of no par value Common Shares from the 5,000,000 shares presently authorized to 15,000,000 shares. The number of no par value shares outstanding as of January 31, 1996, including 73,387 shares acquirable within sixty days through the exercise of stock options, was 2,947,363. One Hundred Ninety-One Thousand and Ten (191,010) Common Shares have been authorized or reserved for issuance pursuant to the 1987 Stock Option and Performance Unit Plan. An additional Two Hundred Eighty-Nine Thousand Four Hundred and Six (289,406) Common Shares have been authorized or reserved for issuance pursuant to the 1989 Dividend Reinvestment Plan.
   The purposes for increasing the number of authorized Common Shares are to have additional shares available for issuance in the future for stock splits, stock dividends, acquisitions, and other corporate purposes. These additional shares may be issued on authorization of the Board of Directors without further approval of Shareholders, except as may be required by law. The Board of Directors has no present agreements, commitments, or understandings for the issuance of any such shares, with the exception of shares which may be issued pursuant to the 1987 Stock Option and Performance Unit Plan or the 1989 Dividend Reinvestment Plan.
   The adoption of the proposed amendment will require the affirmative vote of the holders of 66-2/3% of the outstanding shares of the Corporation. If so adopted, a Certificate of Amendment to the Corporation's Articles of Incorporation will be filed with the Secretary of the State of Ohio.

   THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES AND RECOMMENDS TO THE SHAREHOLDERS THE ADOPTION OF THIS PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

                  THE BOARDS OF DIRECTORS AND THEIR COMMITTEES

   In 1995, there were a total of four regularly scheduled or special meetings of the Board of Directors of UNB Corp. All UNB Corp. Board members served on the Board of Directors of the United National Bank & Trust Co., the Corporation's wholly owned subsidiary. Also, Messrs. Louis V. Bockius III, Abner A. Yoder, Harold M. Kolenbrander, Russell W. Maier, and Joseph J. Sommer served on the Board of Directors of the United National Bank & Trust Co. In 1995, there were a total of twelve regularly scheduled or special meetings of the Board of Directors of the Bank.
   Messrs. D'Atri, Mang, Schneider, Yoder, and Sommer also served on the Board of Directors of the United Credit Life Insurance Company, a wholly owned subsidiary of UNB Corp. This Board met one time in 1995.
   The Executive Committee of UNB Corp. consisted of Messrs. Schneider, Mang, and D'Atri. The Committee did not meet in 1995.
   The Nominating Committee of UNB Corp. consisted of Messrs. Mang, Schneider, and D'Atri. The Nominating Committee will consider nominees recommended by Shareholders and submitted in writing to Mr. Mang. No nominees for director will be accepted from the floor at the Annual Meeting. The Committee met one time in 1995.
   The Compensation and Pension Committee of UNB Corp. consisted of Messrs. Bockius III, Rodman, and Schneider. The Committee met five times in 1995.
   The United National Bank & Trust Co. has an Audit Committee, a Compensation and Pension Committee, a Trust Committee, a Nominating Committee, an Executive Committee, an Acquisition Committee, and a Succession Committee.
   The Audit Committee consisted of Messrs. Rodman, Kolenbrander, Regula, and Schneider. The functions of the Audit Committee are to review the results of the external audit performed by Crowe, Chizek and Company, to oversee the scope and results of the audit procedures performed by the internal audit staff, and to review the adequacy of the Corporation's system of internal controls. The Committee met four times in 1995.
   The Compensation and Pension Committee consisted of Messrs. Yoder, Bockius III, Rodman, and Schneider. The function of the Compensation and Pension Committee is to review salaries and benefits of officers and employees. The Committee met five times in 1995.
   The Trust Committee included Messrs. Maier, Mang, D'Atri, and Bockius III. The Trust Committee oversees the Trust Department function. The Committee met four times in 1995.
   The Nominating Committee consisted of Messrs. D'Atri, Schneider, and Mang. The function of the Nominating Committee is to recommend nominees for the Board of Directors of the Bank. The Committee met one time in 1995.

   The Executive Committee consisted of Messrs. Schneider, Sommer, Mang, D'Atri, and Yoder. The Executive Committee of the Bank is authorized to act in the absence of the Board of Directors in all Board-related matters. The Committee met thirty-seven times in 1995.
   The Acquisition Committee consisted of Messrs. D'Atri, Regula, Sommer, Yoder, Maier, Mang, and Schneider. The function of the Acquisition Committee is to develop and implement the Board of Directors' acquisition strategy. The Committee met two times in 1995.
   The Succession Committee consisted of Messrs. Bockius III, D'Atri, Kolenbrander, Mang, and Schneider. The function of the Succession Committee is to plan for management succession to ensure the continued successful operation of the Corporation and the Bank. The Committee did not meet in 1995.
   Each non-employee director of UNB Corp.'s Board of Directors is paid $150 per UNB Corp. Board meeting attended. The Bank pays each non-employee director $150 per month plus $150 per Bank Board meeting attended. Each non-employee member of the Bank's Executive Committee also receives $250 per month. Non-employee members of all other committees receive $75 per meeting attended. The Chairman of the Boards of Directors of UNB Corp. and the United National Bank & Trust Co. receives a fee of $1,800 per month.

                   COMPENSATION AND PENSION COMMITTEE REPORT
                                  JANUARY 1996

         The Compensation and Pension Committee's Report to the Shareholders which follows was approved and adopted by the Committee and by the Board of Directors on January 18, 1996. The members of the Compensation and Pension Committee are all independent directors.
   UNB Corp. did not incur any salary expense in 1995 nor did it provide pensions, profit sharing, tax-deferred savings plans, an incentive compensation plan, or any other benefits to any of its officers or directors. All such expenses are paid for, and any type of compensation or benefit plan is provided by, UNB Corp.'s wholly owned subsidiary, the United National Bank & Trust Co. All executive officers of the Corporation are also executive officers of the Bank.
   The Compensation Plan for the executive officers listed in the table below consisted of these components: a base salary; the United Bank Stakeholder Incentive Plan; and the 1987 Stock Option and Performance Unit Plan. Also, the executive officers listed below are eligible for the UNB Tax Deferred Savings Plan (401-K) and the UNB Corp. and Affiliates Deferred Compensation Plan.
   On November 18, 1993, the Board of Directors of the United National Bank & Trust Co. adopted the United Bank Stakeholder Incentive Plan. This Plan, which is based on the achievement of multiple financial and other goals by the Bank and individual Bank departments, will allow all United Bank employees an opportunity to earn an incentive over and above their base salaries. In 1995, the performance of the executive officers listed in the table below was evaluated under the United Bank Stakeholder Incentive Plan.
   The base salary and the cash incentive paid under the United Bank Stakeholder Incentive Plan to the Chief Executive Officer are based on the achievement of specific performance objectives established by the Compensation and Pension Committee and approved by the Board of Directors. The Chief Executive Officer's performance objective is related directly to corporate performance as measured by the Corporation's Return on Equity and the actual net income of the Corporation compared to a targeted net income figure as approved by the Board of Directors upon recommendation of the Compensation and Pension Committee.
   Base salaries and cash incentives paid under the United Bank Stakeholder Incentive Plan to the other executive officers also are determined, in part, by the overall performance of the Corporation as measured by the Corporation's Return on Equity and the achievement of net income and other objectives. In addition, executive officers' salaries are based on the achievement of other specific functional, managerial, and individual objectives which are established each year by the Chief Executive Officer and approved by the Compensation and Pension Committee.
   The United Bank Stakeholder Incentive Plan provides for a percentage of the Bank's income to be available for distribution to all eligible employees of the Bank based on achieving a certain level of net income and on other key performance indicators. The underlying principle of this Plan is to reward for specific performance. Eligibility and allocation of incentive awards are determined by the Compensation and Pension Committee and approved by the Board of Directors; incentive awards are paid in February of the year following the year in which the performance objectives were achieved.
   The 1987 Stock Option and Performance Unit Plan was designed to benefit the Corporation and its Shareholders by enabling the Corporation and the Bank to attract and retain a strong management group. It is a long-term incentive compensation plan designed to provide a competitive incentive and reward program for the participants who remain with the company on a long-term basis; the Stock Option and Performance Unit Plan's grants do not fully vest until five years after being awarded. The grants are based on the achievement of financial and other corporate goals which are established by the Compensation and Pension Committee and approved by the Board of Directors.
   Effective October 1, 1984, the Bank established the UNB Tax-Deferred Savings Plan (401-K) to which it may make contributions. Qualification of the Plan was received on May 22, 1987. All full-time employees are eligible to participate in the Plan, subject to certain eligibility requirements established by the Plan. The Chief Executive Officer and the other executive officers are participants in the Plan on the same basis as all other eligible employees. Participants are permitted to make voluntary contributions to their accounts in the Plan. Participants' contributions are invested, by their choice, in one of four funds. All employees of UNB Corp., or its subsidiaries, as of December 31, 1989, are 100% vested in the Bank's future contributions. All employees hired after December 31, 1989, must accumulate three years of service to achieve 100% vesting of the Bank's contributions.
   The UNB Corp. and Affiliates Deferred Compensation Plan provides an opportunity for the participants to accumulate supplemental funds for retirement on a tax-deferred basis. The purpose of this Plan is to aid the Bank in attracting and retaining senior officers and directors of exceptional ability by providing such individuals with the benefits of deferring compensation under such a Plan. There is no financial contribution to this Plan by either UNB Corp. or the Bank. Mr. Mang is currently participating in this Plan.
         Louis V. Bockius III, Chairman                     Donald W. Schneider
         Abner A. Yoder                                     James P. Rodman

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                              -------------------------------
                                   Annual Compensation                        Awards                  Payouts
-----------------------------------------------------------------------------------------------------------------------
                                                                                 Securities
                                                                                 Underlying
Name and                                                Other      Restricted   Options/Stock  Long Term       All
Principal                                              Annual         Stock     Appreciation   Incentive      Other
Position                Year   Salary      Bonus    Compensation     Awards      Rights (#)*  Plan Payouts Compensation
-----------------------------------------------------------------------------------------------------------------------
Robert L. Mang,         1995  $199,728    $60,282      $4,063          -0-        -0- options     $-0-      $21,089(1)
President & Chief       1994  $190,217    $51,896      $4,339          -0-        -0- options     $-0-      $21,239(2)
Executive Officer       1993  $179,011    $56,096      $2,500          -0-     34,118 options     $-0-      $23,483(3)
UNB Corp. and
United National Bank
& Trust Co.

Leo E. Doyle,           1995  $107,905    $24,494         -            -0-      2,916 options     $-0-      $5,112(4)
Senior Vice             1994  $102,767    $19,900         -            -0-      2,834 options     $-0-      $5,596(4)
President and           1993  $ 96,950    $21,600         -            -0-      2,754 options     $-0-      $7,017(4)
Executive Officer
United National Bank
& Trust Co.

James J. Pennetti,      1995  $103,676    $23,534         -            -0-      2,798 options     $-0-      $4,911(4)
Vice President          1994  $ 98,739    $19,100         -            -0-      2,720 options     $-0-      $5,392(4)
Treasurer               1993  $ 93,155    $21,100         -            -0-      2,642 options     $-0-      $6,740(4)
UNB Corp.
Senior Vice
President and
Executive Officer
United National Bank
& Trust Co.

Robert M. Sweeney,      1995  $ 93,138    $21,608         -            -0-      2,638 options     $-0-      $4,375(4)
Secretary               1994  $ 91,312    $15,800         -            -0-      2,564 options     $-0-      $4,905(4)
UNB Corp.               1993  $ 87,910    $17,700         -            -0-      2,490 options     $-0-      $6,342(4)
Senior Vice
President and
Executive Officer
United National Bank
& Trust Co.

*NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS GRANTED IN THE FISCAL YEARS ENDING DECEMBER 31, 1995, 1994, AND 1993.
(1) The total represents $14,489 paid by the Bank under a split-dollar life insurance arrangement and $6,600 paid by the Bank under the UNB Tax Deferred Savings Plan.

(2) The total represents $14,489 paid by the Bank under a split-dollar life insurance arrangement and $6,750 paid by the Bank under the UNB Tax Deferred Savings Plan.

(3) The total represents $14,489 paid by the Bank under a split-dollar life insurance arrangement and $8,994 paid by the Bank under the UNB Tax Deferred Savings Plan.

(4) The total represents payment by the Bank under the UNB Tax Deferred Savings Plan.

                    FIVE YEAR SHAREHOLDER RETURN COMPARISON

   The Securities and Exchange Commission requires that UNB Corp. include in this proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation.

         COMPARISON OF FIVE YEAR CUMULATIVE RETURN(1) AMONG UNB CORP., THE S&P 500 STOCK INDEX, AND THE DOW JONES REGIONAL BANK INDEX

                                                               1990       1991       1992        1993     1994     1995

                      Dow Jones Regional Bank Index(2)         $100      $174.78    $233.64    $245.89  $236.64   $378.45
                      S&P 500 Stock Index(2)                   $100      $130.46    $140.40    $154.55  $156.59   $215.45
                      UNB Corp.(2)                             $100      $117.57    $152.92    $190.83  $260.57   $305.60

(1) Assumes a reinvestment of dividends and a $100 initial investment on December 31, 1990, in UNB Corp., the S&P 500 Stock Index, and the Dow Jones Regional Bank Index.
(2)      Based on quarterly dividends and quarterly closing stock prices.


                  1987 STOCK OPTION AND PERFORMANCE UNIT PLAN

   Pursuant to its 1987 Stock Option and Performance Unit Plan (the Stock Option Plan) which was approved by the Shareholders at the 1987 Annual Meeting, there are outstanding options to purchase an aggregate of 151,445 shares of Common Stock of UNB Corp. at a price equal to 100% of the fair market value of the Common Stock on the respective dates on which the options were granted.
The outstanding options expire ten years from the date of grant.
   The Compensation and Pension Committee of the Bank's Board of Directors has exclusive power to determine which employees participate in the Stock Option Plan and the type and amount of awards to be made under the Stock Option Plan. Options granted under the Stock Option Plan qualify as "incentive stock options" as determined under the Internal Revenue Code. No awards may be made under the Stock Option Plan after February 11, 1997.
   Once awarded, each option cannot be exercised sooner than three years from the date of grant nor later than ten years from the date of grant. An option may be exercised only while an optionee is an employee of the Corporation (or a subsidiary) or within ninety days after termination of employment for any reason other than death or total disability, but only to the extent that it was exercisable at the date of termination. If the optionee is terminated by reason of total disability, his options may be exercised in full or in part, to the extent not previously exercised, within one year following termination of employment (but not later than the expiration date of such option). If the optionee shall cease to be employed by the Corporation by reason of normal retirement (as defined in the Corporation's Pension Plan), the option shall terminate and may no longer be exercised, except that within the period of ninety days following such retirement, but not later than the expiration date of the option, the option may be exercised in full or in part to the extent not previously exercised. If an optionee's employment is terminated by death or if he dies within ninety days after cessation of employment, a person entitled by will or by the laws of descent and distribution to exercise the options may exercise the options in full or in part at any time prior to the expiration date of the options to the extent not previously exercised.
   Once an option is awarded, the optionee, after the third consecutive year of employment following the grant, may exercise the option and purchase up to 25% of the total number of shares allowed by the option. After the fourth consecutive year of employment following the grant, the optionee may exercise the option and purchase up to 50% of the total number of shares allowed by the option. The option shall be fully exercisable and the optionee may exercise the option and purchase 100% of the total number of shares allowed by the option after the fifth consecutive year of employment following the grant.
   Payment for shares upon exercise of an option under the Stock Option Plan may be made in cash or by delivery of previously issued shares of Common Stock of the Corporation having a fair market value equal to the exercise price, or a combination of cash and shares. There is reserved for issuance upon exercise of stock options granted under the Stock Option Plan a total of 191,010 Common Shares of the Corporation.

               OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 1995

                                                                                     Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock
                                                Individual Grants                  Price Appreciation for Option Term
---------------------------------------------------------------------------------------------------------------------
                                            % of Total
                         Number of        Options/Stock
                   Securities Underlying   Appreciation
                       Options/Stock      Rights Granted
                        Appreciation       to Employees  Exercise     Expiration
Name                Rights Granted (#)*      in 1995      Price          Date                 5%        10%
Leo E. Doyle,           2,916 options         24.5%      $38.50/   January 19, 2005       $ 70,596   $178,926
Senior Vice                                                share
President and
Executive Officer
United National Bank
& Trust Co.

James J. Pennetti,      2,798 options         23.5%      $38.50/   January 19, 2005       $ 67,740   $171,685
Vice President                                             share
Treasurer
UNB Corp.
Senior Vice
President and
Executive Officer
United National Bank
& Trust Co.

Robert M. Sweeney,      2,638 options         22.1%      $38.50/   January 19, 2005       $ 63,866   $161,868
Secretary                                                  share
UNB Corp.
Senior Vice
President and
Executive Officer
United National Bank
& Trust Co.

*NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS GRANTED IN THE FISCAL YEAR ENDING DECEMBER 31, 1995.

       AGGREGATED OPTIONS/STOCK APPRECIATION RIGHTS EXERCISED IN 1995 AND
         FISCAL YEAR-END 1995 OPTIONS/STOCK APPRECIATION RIGHTS VALUES

                                                               Number of Securities Underlying      Value of Unexercised
                                                               Unexercised Options/Stock            In-The-Money Options/
                                                               Appreciation Rights* at              Stock Appreciation Rights*
                             Shares                            Fiscal Year-End 1995 (#)             at Fiscal Year-End 1995
                            Acquired              Value
Name                      on Exercise           Realized       Exercisable/Unexercisable            Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
Robert L. Mang,              1,000               $24,460      21,181        42,395                   $603,893        $896,478
President & Chief           shares
Executive Officer
UNB Corp. and
United National Bank
& Trust Co.

Leo E. Doyle,                 750                $18,720       9,030        12,045                   $257,397        $205,216
Senior Vice                 shares
President and
Executive Officer
United National Bank
& Trust Co.

James J. Pennetti,            872                $22,552       8,838        11,556                   $252,193        $196,878
Vice President              shares
Treasurer
UNB Corp.
Senior Vice
President and
Executive Officer
United National Bank
& Trust Co.

Robert M. Sweeney,            900                $22,014       7,437        10,896                   $210,922        $185,640
Secretary                   shares
UNB Corp.
Senior Vice
President and
Executive Officer
United National Bank
& Trust Co.

*NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS EXERCISED IN 1995 NOR WERE THERE ANY STOCK APPRECIATION RIGHTS OUTSTANDING AT FISCAL YEAR-END 1995.

                                  PENSION PLAN

   UNB Corp. does not have an Employee Pension Plan. However, executive officers of UNB Corp. and the United National Bank & Trust Co. are participants in the United National Bank & Trust Co.'s Pension Plan (the Plan) which is a Defined Benefit Plan for all eligible full-time employees as defined by the Plan.
   The following table sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are based on 1995 Plan provisions using a male born in 1935.

                               PENSION PLAN TABLE

           REMUNERATION                           YEARS OF SERVICE
           ------------                           ----------------
                              15           20            25          30            35
             $125,000      $38,875      $51,834      $64,792      $64,792       $64,792
             $150,000      $47,313      $63,084      $78,855      $78,855       $78,855
             $175,000      $47,313      $63,084      $78,855      $78,855       $78,855
             $200,000      $47,313      $63,084      $78,855      $78,855       $78,855
             $225,000      $47,313      $63,084      $78,855      $78,855       $78,855
             $250,000      $47,313      $63,084      $78,855      $78,855       $78,855
             $300,000      $47,313      $63,084      $78,855      $78,855       $78,855
             $400,000      $47,313      $63,084      $78,855      $78,855       $78,855
             $450,000      $47,313      $63,084      $78,855      $78,855       $78,855
             $500,000      $47,313      $63,084      $78,855      $78,855       $78,855

    *NOTE:  BENEFITS LISTED DO NOT INCLUDE SOCIAL SECURITY BENEFITS.
     THE MAXIMUM ANNUAL SALARY ALLOWABLE FOR 1995 IS $150,000 FOR A DEFINED BENEFIT PLAN.

   A participant's remuneration covered by the Plan is his or her annual compensation as defined by the Plan averaged over the three highest consecutive compensation periods as defined in the Plan. For the named executives as of the end of the last calendar year, the covered compensation is: Mang, $150,000; Doyle, $123,041; Pennetti, $118,423; Sweeney, $108,028. The
estimated years of service for each named executive is as follows: Mang, nineteen years; Doyle, nineteen years; Pennetti, twenty-three years; Sweeney, twenty-six years. Benefits are computed as a straight-life annuity beginning at age 65.

                          CHANGE OF CONTROL AGREEMENTS

   On November 16, 1995, the Boards of Directors of the Corporation and the Bank approved the recommendation of the Compensation and Pension Committee and adopted and entered into Change of Control Agreements (the Agreements) with the four executive officers of the Bank, namely Robert L. Mang, Leo E. Doyle, James
J. Pennetti, and Robert M. Sweeney. The Agreements become effective only upon a change of control of the Corporation as defined in the Agreements. If, prior to a change of control, the executive's employment with the Corporation or the Bank is terminated by death, retirement, disability, resignation, or dismissal for any reason, the Agreements will terminate.
   The Boards of Directors approved and adopted these Agreements in order to help to assure the objectivity of these executive officers in evaluating a potential change of control and in advising the Board of Directors of the Corporation whether or not a potential change of control would be in the best interests of the Corporation and its Shareholders. Further, these Agreements will help to assure the present and future continuity of executive management and will be an inducement for these four key officers to remain in the employment of the Corporation and the Bank should a change of control occur.
   The Change of Control Agreements provide that upon termination of employment, as defined in the Agreements, within two years following a change of control, unless the executive is terminated for good cause as defined in the Agreements, the executive will be entitled to severance compensation. The Agreements also provide that if the executive voluntarily terminates employment not earlier than six months and not later than nine months following a change of control, the executive will be entitled to severance compensation.
   In the event of the termination of the executive's employment as described above, the executive shall be entitled to receive either a lump sum cash payment equal to two years of compensation (base salary plus incentive) or upon the executive's election, two years of compensation (base salary plus incentive) payable in equal monthly payments, in cash, without interest.
   Following the termination of the executive's employment, the Corporation shall continue the executive's coverage in the Bank's health, disability, and life insurance plans, at the same levels that had been provided the executive immediately prior to his termination of employment, for a period of two years.
   Payments made to an executive under the terms of the Agreements shall be included within the definition of compensation for all qualified and non-qualified retirement plans of the Corporation or the Bank. The benefit period as defined in the Agreements shall be included within the computation of any and all years of service and/or age requirements for the determination of the amount of or vesting of benefits under the Corporation's or the Bank's qualified and non-qualified retirement plans.

   In the event of the termination of employment of the executive as defined in the Agreements, the executive shall be entitled to one year of out-placement services following termination of employment. All costs of such services shall be paid for by the Corporation.
   Under the terms of the Agreements, the Corporation and the executive agree to arbitrate any issue, misunderstanding, disagreement, or dispute in connection with the terms of the Agreement in accordance with the rules of the American Arbitration Association. Any and all costs associated with the executive's enforcement of the provisions of the Agreements through arbitration shall be borne by the Corporation.

                TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

   Some of the directors and officers of UNB Corp., and the companies with which they are associated, were customers of the Bank, and had banking transactions with the Bank in the ordinary course of business during 1995, and expect to have such banking transactions in the future. All loans and commitments for loans included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, did not involve more than normal risk of collectibility or present other unfavorable features. The aggregate amount of such loans and commitments outstanding at December 31, 1995, was $5,978,133, or 9.2%, of the Corporation's equity at year-end 1995.
   Director E. Lang D'Atri is a partner in the law firm Day, Ketterer, Raley, Wright & Rybolt. In the ordinary course of business, UNB Corp. and the United National Bank & Trust Co. have retained the legal services of this firm in the past and may retain its services in the future. In 1995, the Corporation and the Bank paid a total of $18,965 to Day, Ketterer, Raley, Wright & Rybolt for legal services rendered by the firm.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   During the fiscal years ended December 31, 1995, 1994, and 1993, no director, officer, or other person required to file such reports failed to file reports required by Section 16(a) of the Exchange Act or failed to file such reports in a timely manner.

                               LEGAL PROCEEDINGS

   There are no pending legal proceedings, other than ordinary routine litigation incidental to the business of UNB Corp. and the United National Bank & Trust Co., to which the Corporation or the Bank is a party. There are no pending legal proceedings to which any director, officer, affiliate of the Corporation, any owner of record, or beneficiary of more than five percent (5%) of the Common Stock of the Corporation, or any associate of any such director, officer, affiliate of the Corporation, or security holder is a party adverse to the Corporation or any of its subsidiaries or has an interest adverse to that of the Corporation or any of its subsidiaries.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Crowe, Chizek and Company, Certified Public Accountants, served as independent public accountants for the purposes of auditing the Corporation's Annual Consolidated Financial Statements and for the preparation of consolidated tax returns for the fiscal year ended December 31, 1995. The appointment of independent public accountants is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated fees for professional services for the coming year. On February 15, 1996, the Board of Directors authorized the engagement of Crowe, Chizek and Company as independent public accountants for the year 1996.
   One or more representatives of Crowe, Chizek and Company will attend the Annual Meeting and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

                            SHAREHOLDERS' PROPOSALS

   Proposals of Shareholders which are to be presented at the 1997 Annual Meeting of Shareholders of the Corporation must be received by the Corporation no later than October 15, 1996, for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting. Proposals should be sent by certified mail, return receipt requested, to Robert M. Sweeney, Secretary, UNB Corp., P.O. Box 24190, Canton, Ohio 44701.

                                 OTHER BUSINESS

   Management, at present, knows of no other business to be brought before the meeting. If any other business is presented at such meeting, the proxy will be voted in accordance with the recommendations of the Board of Directors.


                                             By order of the Board of Directors,

                                             By: /s/ Robert M. Sweeney
                                                 ---------------------

   Canton, Ohio                              ROBERT M. SWEENEY
   February 23, 1996                         Secretary
                                             ----------------------------------


   WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                                   UNB CORP.
         UNITED BANK PLAZA, 220 MARKET AVENUE SOUTH, CANTON, OHIO 44702

  The undersigned hereby appoints Robert L. Hammond, Todd S. Bundy, and George
N. Swallow, or any one of them (with full power to act alone), my true and lawful attorney(s) for me and in my name, place and stead, to vote all shares of Common Stock of UNB Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be hold on April 16, 1996, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.   Election of Directors.

     ______ FOR all nominees listed below.                    ______ WITHHOLD AUTHORITY to vote for
            (Except as directed to the contrary below)               all nominees listed below.

                         E. Lang D'Atri; Robert L. Mang

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

     ________________________________________________________________________

2. To amend the Articles of Incorporation to increase the number of no par value Common Shares that the Corporation is authorized to issue from 5,000,000 to 15,000,000 shares.
     _____ FOR         _____ AGAINST         _____ ABSTAIN

3. To vote, in their discretion, upon such other business as may properly come before the meeting.

             (Continued, and to be signed and dated on other side)





                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S), IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO VOTE "FOR" ALL THE NOMINEES LISTED ABOVE WITH RESPECT TO THE ELECTION OF DIRECTORS AND TO VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED ABOVE AND A VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

Please sign exactly as name(s) appears below.

                               Dated                                                     Dated
Sign Here ___________________  __________________,1996    Sign Here ___________________  __________________,1996
                                                          When shares are hold by joint tenants, both should sign.  When signing as attorney, executor, administrator,  trustee, or guardian, please  give full title as such.  If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                                          PLEASE SIGN, DATE, AND RETURN IMMEDIATELY USING THE ENCLOSED
                                                          ENVELOPE.